CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated April 2, 2005 accompanying the financial statements of Insured Municipals Income Trust, 194th Insured Multi-Series as of January 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.


                                                      GRANT THORNTON LLP


Chicago, Illinois
May 24, 2005